EXHIBIT 4.6

                         FORM OF DEFINITIVE SECURITY FOR
                        SECURED MEDIUM TERM NOTES PROGRAM

                          [FACE OF DEFINITIVE SECURITY]

Unless this Note Certificate is presented by the holder (as defined in the standard indenture terms) or an authorized representative of the holder to the trust (hereinafter defined) or its agent for registration of transfer, exchange or payment, any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered holder hereof has an interest herein.

This Note Certificate is a definitive security within the meaning of the standard indenture terms (hereinafter defined) and is registered in the name of the holder hereof. This Note Certificate is not exchangeable for a global security (as defined in the standard indenture terms).

                                                                   CUSIP No.:
                                                                   ISIN:
                                                                   Common Code:

                     ALLSTATE LIFE GLOBAL FUNDING TRUST [ ]

                            SECURED MEDIUM TERM NOTES

Title of Notes:                                            Stated Maturity Date:
Principal Amount: $                                        Securities Exchange Listing: [ ] Yes [ ] No. If yes,
  (or principal amount of foreign or composite currency)       indicate name(s) of Securities Exchange(s):
Original Issue Date:
Issue Price:
Interest Rate or Formula:

Fixed Rate Notes: [ ] Yes [ ] No. If yes,                  Floating Rate Notes: [ ] Yes [ ] No. If yes,
     Interest Rate:                                            Regular Floating Rate Notes: [ ]
     Interest Payment Dates:                                   Floating Rate/Fixed Rate Notes: [ ]
     Day Count Convention:                                     Inverse Floating Rate Notes: [ ]
     Additional/Other Terms:                                   Interest Rate:
Amortizing Notes: [ ] Yes [ ] No. If yes,                      Interest Rate Basis(es):
     Amortization Schedule:                                        CD Rate [ ]
     Additional/Other Terms:                                       CMT Rate [ ]
Discount Notes: [ ] Yes [ ] No. If yes,                            Commercial Paper Rate [ ]
     Total Amount of Discount:                                     Constant Maturity Swap Rate [ ]
     Initial Accrual Period of Discount:                           Eleventh District Cost of Funds Rate [ ]
     Additional/Other Terms:                                       Federal Funds Open Rate [ ]
Redemption Provisions: [ ] Yes [ ] No. If yes,                     Federal Funds Rate [ ]
     Initial Redemption Date:                                      LIBOR [ ]
     Initial Redemption Percentage:                                EURIBOR [ ]
     Annual Redemption Percentage Reduction, if any:               Prime Rate [ ]
     Additional/Other Terms:                                       Treasury Rate [ ]
Repayment Provisions: [ ] Yes [ ] No. If yes,                      If LIBOR:
     Optional Repayment Date(s):                                        [ ] LIBOR Moneyline Telerate:
     Optional Repayment Price:                                          [ ] LIBOR Reuters:
     Additional/Other Terms:                                            LIBOR Currency:
Regular Interest Record Date(s):                                   If CMT Rate:
Sinking Fund, if any:                                                   Designated CMT Moneyline Telerate Page:
Specified Currency:                                                         If CMT Moneyline Telerate Page 7052:
Exchange Rate Agent:                                                        [ ] Weekly Average
Calculation Agent:                                                          [ ] Monthly Average
Depositary:                                                             Designated CMT Maturity Index:
Authorized Denominations:                                        Index Maturity:
Collateral: The right, title and interest of the Trust in
and to:                                                          Spread (+/-), if any:
     (i) Allstate Life Insurance Company Funding                 Spread Multiplier, if any:
     Agreement No(s). [ ]; (ii) all proceeds in respect of
     such Funding Agreement(s); and  (iii) all books and         Initial Interest Rate, if any:
     records (including, without limitation, computer programs,  Initial Interest Reset Date:
     printouts, and other computer materials and files)          Interest Reset Dates:
     pertaining to such Funding Agreement(s).                    Interest Determination Date(s):
                                                                 Interest Payment Dates:
Additional Amounts to be Paid for Withholding Tax:               Maximum Interest Rate, if any:
     [ ] Yes [ ] No                                              Minimum Interest Rate, if any:
                                                                 Fixed Rate Commencement Date, if any:
                                                                 Floating Interest Rate, if any:
                                                                 Fixed Interest Rate, if any:
                                                                 Day Count Convention:
                                                                 Additional/Other Terms:











     This Note Certificate is a Definitive Security in respect of a duly authorized issue of Notes (the "Notes") of the Allstate Life Global Funding
Trust designated above, a statutory trust organized under the laws of the State of Delaware (the "Trust"). The Notes are issued under the Indenture, dated as of the date hereof (as amended or supplemented from time to time, the "Indenture") among the Trust and the other persons specified therein. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed in the Standard Indenture Terms, which are incorporated by reference in and form a part of the Indenture (as amended or supplemented from time to time, the "Standard Indenture Terms").

     The Trust, for value received, hereby promises to pay to the Holder hereof or its registered assigns, on the Stated Maturity Date (or on the date of redemption or repayment by the Trust prior to maturity pursuant to redemption or repayment provisions, in each case, if provided for above) the principal amount specified above and, if so specified above, to pay interest from time to time on the Notes represented by this Note Certificate from the Original Issue Date specified above (the "Original Issue Date") or from the most recent Interest
Payment Date to which interest has been paid or duly provided for at the rate per annum determined in accordance with the provisions on the reverse hereof and as specified above, until the principal of the Notes represented by this Note
Certificate is paid or made available for payment and to pay such other amounts due and owing with respect to the Notes represented by this Note Certificate.

     On any exchange or purchase and cancellation of any of the Notes represented by this Note Certificate, details of such exchange or purchase and cancellation shall be entered in the records of the Indenture Trustee. Upon any such exchange or purchase and cancellation, the principal amount of the Notes represented by this Note Certificate shall be charged by the principal amount so exchanged or purchased and cancelled, as provided in the Standard Indenture
Terms.

     Unless  otherwise  set forth  above,  if the Notes are subject to an Annual
Redemption Percentage Reduction as specified above, the Redemption Price of the Notes represented by this Note Certificate shall initially be the Initial

                                       2

Redemption Percentage of the principal amount of the Notes represented by this Note Certificate on the Initial Redemption Date and shall decline at each anniversary of the Initial Redemption Date (each such date, a "Redemption Date") by the Annual Redemption Percentage Reduction of such principal amount until the Redemption Price is 100% of such principal amount.

     The Notes will mature on the Stated  Maturity Date,  unless their principal
(or, any installment of their principal) becomes due and payable prior to the Stated Maturity Date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at the option of the Trust, notice of the Holder's option to elect repayment or otherwise (the Stated Maturity Date or any date prior to the Stated Maturity Date on which the Notes become due and payable, as the case may be, are referred to as the "Maturity Date" with respect to principal of the Notes repayable on such date).

     Unless otherwise provided above and except as provided in the following paragraph, the Trust will pay interest on each Interest Payment Date specified above, commencing with the first Interest Payment Date next succeeding the Original Issue Date, and on the Maturity Date; provided that any payment of principal, premium, if any, interest or other amounts to be made on any Interest
Payment Date or on a Maturity Date that is not a Business Day shall be made in accordance with the provisions set forth on the reverse hereof.

     Unless  otherwise  specified  above,  the interest payable on each Interest
Payment Date or on the Maturity Date will be the amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable Interest Payment
Date or the Maturity Date, as the case may be (each, an "Interest Period").

     Reference is hereby made to the further provisions of the Notes set forth on the reverse hereof and, if so specified on the face hereof, in an Addendum hereto, which further provisions shall for all purposes have the same force and effect as if set forth on the face hereof.

     Notwithstanding  the  foregoing,  if an  Addendum  is  attached  hereto  or
"Other/Additional  Provisions"  apply to the Notes as specified above, the Notes
shall  be   subject   to  the  terms  set  forth  in  such   Addendum   or  such
"Other/Additional Provisions."

     The Notes represented by this Note Certificate shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Indenture Trustee pursuant to the Indenture.


                                       3




         IN WITNESS WHEREOF, the Trust has caused this instrument to be duly executed on its behalf.

Dated: Original Issue Date                              THE ALLSTATE LIFE GLOBAL FUNDING TRUST SPECIFIED ON THE
                                                        FACE OF THIS NOTE CERTIFICATE,
                                                        as Issuer

                                                        By: [WILMINGTON TRUST COMPANY],
                                                        not in its individual capacity,
                                                        but solely as Delaware Trustee


                                                        By:
                                                              ------------------------------------------------------
                                                                 Name:
                                                                 Title:

                          CERTIFICATE OF AUTHENTICATION

         This Note Certificate is one of the Note Certificates representing
Notes described in the within-mentioned Indenture.

Dated: Original Issue Date                             [THE BANK OF NEW YORK TRUST COMPANY, N.A.],
                                                       as Indenture Trustee


                                                         By:
                                                              ------------------------------------------------------
                                                              Authorized Signatory


                                       4




                        [REVERSE OF DEFINITIVE SECURITY]

     SECTION 1. General. This Note Certificate is a Definitive Security in respect of a duly authorized issue of Notes of the Trust. The Notes are issued pursuant to the Indenture.

     SECTION 2. Currency. The Notes are denominated in, and payments of principal of, premium, if any, and interest on, if any, and other amounts in respect of, the Notes will be in the Specified Currency designated on the face hereof. If the Notes are Foreign Currency Notes, any amounts so payable by the Trust in the Specified Currency will be converted by the exchange rate agent designated on the face hereof (the "Exchange Rate Agent") into United States dollars for payment to the registered holders hereof unless otherwise specified on the face hereof or a registered holder elects, in the manner described below, to receive payments in the Specified Currency.

     If the Specified Currency for Foreign Currency Notes is not available for any required payment of principal, premium, if any, and/or interest, if any, due to the imposition of exchange controls or other circumstances beyond the control of the Trust, the Trust will be entitled to satisfy the obligations to the registered holders of such Foreign Currency Notes by making payments in United
States dollars based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate
Agent) selected by the Exchange Rate Agent and approved by the Trust for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on that payment date in the aggregate amount of the Specified Currency payable to all registered holders of such Foreign Currency
Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the relevant registered holders of such Foreign Currency Notes by deductions from any payments. If three bid quotations are not available, payments will be made in the Specified Currency.

     Registered holders of Foreign Currency Notes may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in the Specified Currency by submitting a written request to the Indenture Trustee at its corporate trust office in The City of New York on or prior to the applicable Regular Interest Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. This written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. This election will remain in effect until revoked by written notice delivered to the Indenture Trustee on or prior to a Regular
Interest  Record Date or at least  fifteen  calendar  days prior to the Maturity
Date, as the case may be. Registered holders of Foreign Currency Notes to be held in the name of a broker or nominee should contact their broker or nominee to determine whether and how an election to receive payments in the Specified
Currency may be made.

     Unless otherwise specified on the face hereof, if the Specified Currency is other than United States dollars, if the Holder hereof elects to receive payments of principal, premium, if any, and/or interest, if any, in the Specified Currency, the Holder must notify the Indenture Trustee of that election on or prior to the fifth Business Day after the applicable Regular
Interest Record Date or at least ten calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the Indenture
Trustee on or prior to such dates, then the Holder will receive payments in the Specified Currency.

     Unless otherwise  specified on the face hereof, if payment in the Specified
Currency hereon is not available to the Trust for any required payment of principal, premium, if any, and/or interest, if any, due to the imposition of exchange controls or other circumstances beyond the Trust's control, then the Trust will be entitled to satisfy its obligations by making payments in United
States dollars on the basis of the Market Exchange Rate, computed by the Exchange Rate Agent as described above, on the second Business Day prior to the particular payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate. The "Market Exchange
Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for the Specified
Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment in respect hereof made under such circumstances in U.S. Dollars will not constitute an Event of Default under the Indenture.

     In the event that a member state of the European Union in whose national currency is the Specified Currency becomes a participant member in the third

                                       5

stage of the European economic and monetary union, the Trust may on or after the date of such occurrence, without the consent of the Holder hereof, redenominate all, but not less than all, of the Notes hereof.

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder hereof and any applicable
Entitlement Holders.

     All currency exchange costs will be borne by the Holder hereof by deduction from the payments made hereon.

     SECTION 3. Determination of Interest Rate and Other Payment Provisions.

     Fixed Rate Notes.  If the Notes are designated on the face hereof as "Fixed
Rate Notes," the Notes will bear interest from the Original Issue Date until the Maturity Date. Unless otherwise specified on the face hereof, the rate of interest payable on the Notes will not be adjusted; unless otherwise specified on the face hereof, interest will be payable on the Interest Payment Dates set forth on the face hereof and at the Maturity Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment
Date or the Maturity Date of Fixed Rate Notes falls on a day that is not a Business Day, any payments of principal, premium, if any, and/or interest or other amounts required to be made, will be made on the next succeeding Business
Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

     Discount Notes. If the Notes are designated on the face hereof as "Discount
Notes" (as defined below), payments in respect of the Notes shall be made as set forth on the face hereof. In the event a Discount Note is redeemed, repaid or accelerated, the amount payable to the Holder of such Note will be equal to the sum of: (1) the Issue Price (increased by any accruals of discount) and, in the event of any redemption of such Discount Notes, if applicable, multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage
Reduction, if applicable);  and (2) any unpaid interest accrued on such Discount
Notes to the date of redemption, repayment or acceleration of maturity, as applicable. For purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity of the Notes occurs for Discount Notes, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for Discount Notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to Discount Notes and an assumption that the maturity of such Discount Notes will not be accelerated. If the period from the date of issue to the first
Interest Payment Date for Discount Notes (the "Initial Period") is shorter than the compounding period for such Discount Notes, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Code, certain Discount Notes may not be treated as having original issue discount within the meaning of the Code, and certain Notes other than Discount
Notes may be treated as issued with original issue discount for federal income tax purposes. A "Discount Note" is any Note that has an Issue Price that is less than 100% of the principal amount thereof by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date. A
Discount Note may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance.

     Amortizing Notes. If the Notes are specified on the face hereof as "Amortizing Notes," the Notes shall bear interest at the rate set forth on the face hereof, and payments of principal and interest shall be made as set forth on the face hereof and/or in accordance with SCHEDULE I attached hereto. Unless otherwise specified on the face hereof, interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable on the Notes and then to the reduction of the unpaid principal amount of Notes represented by this Note Certificate.

     Floating Rate Notes. If the Notes are specified on the face hereof as "Floating Rate Notes," interest on the Notes shall accrue and be payable in accordance with this Section 3. A Floating Rate Note may be a CD Rate Note, CMT
Rate  Note,  Commercial  Paper  Rate  Note,  Constant  Maturity  Swap Rate Note,
Eleventh District Cost of Funds Rate Note, Federal Funds Open Rate Note, Federal
Funds Rate Note,  LIBOR Note,  EURIBOR  Note,  Prime Rate Note, or Treasury Rate
Note. If the Notes are designated on the face hereof as Floating Rate Notes, the

                                       6

face hereof will specify whether the Notes are Regular Floating Rate Notes, Inverse Floating Rate Notes or Floating Rate/Fixed Rate Notes. For the period from the date of issue to, but not including, the first Interest Reset Date set forth on the face hereof, the interest rate hereon shall be the Initial Interest
Rate specified on the face hereof. Thereafter, the interest rate hereon will be reset as of and be effective as of each Interest Reset Date.

     (A) If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day; provided, however, that if the Notes are LIBOR Notes or EURIBOR Notes and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the Business Day immediately preceding such Interest Reset Date.

     (B) Unless specified otherwise on the face hereof, Interest Reset Dates are as follows: (1) if the Notes reset daily, each Business Day; (2) if the Notes reset weekly, other than Treasury Rate Notes, the Wednesday of each week; (3) if the Notes are Treasury Rate Notes that reset weekly, and except as provided below under "Treasury Rate
          Notes," the Tuesday of each week; (4) if the Notes reset monthly, the third Wednesday of each month, unless the Eleventh District Cost of Funds Rate is the Interest Rate Basis (as defined below) applicable to the Notes, in which case the Notes will reset the first calendar day of the month; (5) if the Notes reset quarterly, the third Wednesday of every third calendar month, beginning in the third calendar month following the month in which the Notes were issued; (6) if the Notes reset semiannually, the third Wednesday of each of the two months specified on the face hereof; and (7) if the Notes reset annually, the third Wednesday of the month specified on the face hereof; provided, however, that with respect to Floating Rate/ Fixed Rate Notes, the rate of interest thereon will not reset after the particular Fixed
          Rate  Commencement  Date specified on the face hereof (the "Fixed Rate
          Commencement Date").

     (C)  Accrued  interest is calculated by multiplying the principal amount of such Floating  Rate Note by an accrued  interest  factor.  The accrued interest factor is computed by adding the interest  factor  calculated for each day in the particular  Interest  Period.  The interest factor for each day will be computed by dividing the interest rate applicable to such day by 360, in the case of Floating Rate Notes as to which the
          CD Rate,  the  Commercial  Paper Rate,  the Eleventh  District Cost of
          Funds Rate,  the  Federal  Funds Open Rate,  the  Federal  Funds Rate,
          LIBOR, EURIBOR or the Prime Rate is an applicable Interest Rate Basis, or by the actual  number of days in the year,  in the case of Floating
          Rate  Notes  as to  which  the  CMT  Rate or the  Treasury  Rate is an applicable Interest Rate Basis. In the case of a Floating Rate Note as to which the Constant  Maturity  Swap Rate is the Interest Rate Basis,
          the interest factor will be computed by dividing the number of days in the interest period by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the  interest  period  is the 31st day of a month but the first day of the interest period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month,  or (ii) the last day of the interest  period is the last day of the month of  February,  in which  case the  month  of  February  shall  not be  considered  to be lengthened to a 30-day month)).  The interest factor for Floating Rate
          Notes as to which the interest  rate is calculated  with  reference to two or more  Interest  Rate Bases will be calculated in each period in the  same  manner  as if  only  the  applicable  Interest  Rate  Basis specified on the face hereof  applied.  The interest rate shall be set forth on the  face  hereof.  For  purposes  of  making  the  foregoing calculation,  the interest  rate in effect on any Interest  Reset Date will be the applicable  rate as reset on that date.  Unless  otherwise specified on the face hereof,  the interest  rate that is effective on
          the  applicable   Interest  Reset  Date  will  be  determined  on  the
          applicable   Interest   Determination   Date  and  calculated  on  the
          applicable Calculation Date (as defined below).

          "Calculation Date" means the date by which the Calculation Agent designated on the face hereof, is to calculate the interest rate which will be the earlier of (1) the tenth calendar day after the particular
          Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day; or (2) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.


                                       7

     (D) Unless otherwise specified on the face hereof, all percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. All dollar amounts used in or resulting from any calculation on Floating Rate
          Notes will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

     (E) Unless otherwise specified on the face hereof, if the Notes are designated on the face hereof as Floating Rate Notes, if any Interest
          Payment Date (other than the Maturity Date for the Notes) would otherwise be a day that would not be a Business Day, such Interest
          Payment Date would be postponed to the next  succeeding  Business Day;
          provided, however, that if the Notes are LIBOR Notes or EURIBOR Notes and such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day.
          Unless otherwise specified on the face hereof, if the Notes are designated on the face hereof as Floating Rate Notes, if the Maturity
          Date of the Notes falls on a day this is not a Business Day, the Trust will make the required payment of principal, premium, if any, and interest or other amounts on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

     Unless otherwise specified on the face hereof and except as provided below, interest will be payable as follows: (1) if the Interest Reset Date for the Notes is daily, weekly or monthly, interest will be payable on the third
Wednesday of each month or on the third Wednesday of every third calendar month, beginning in the third calendar month following the month in which the Notes were issued, as specified on the face hereof; (2) if the Interest Reset Date for the Notes is quarterly, interest will be payable on the third Wednesday of every third calendar month, beginning in the third calendar month following the month in which the Notes were issued; (3) if the Interest Reset Date for the Notes is semiannually, interest will be payable on the third Wednesday of each of two months of each year specified on the face hereof; or (4) if the Interest Reset
Date for the Notes is annually, interest will be payable on the third Wednesday of the month of each year specified on the face hereof. In each of these cases, the Maturity Date will also be an Interest Payment Date.

     If specified on the face hereof, the Notes may have either or both of a Maximum Interest Rate or Minimum Interest Rate. If a Maximum Interest Rate is so designated, the interest rate that may accrue during any Interest Period for Floating Rate Notes cannot ever exceed such Maximum Interest Rate and in the event that the interest rate on any Interest Reset Date would exceed such Maximum Interest Rate (as if no Maximum Interest Rate were in effect) then the interest rate on such Interest Reset Date shall be the Maximum Interest Rate. If a Minimum Interest Rate is so designated, the interest rate that may accrue during any Interest Period for Floating Rate Notes cannot ever be less than such Minimum Interest Rate and in the event that the interest rate on any Interest
Reset  Date  would be less than such  Minimum  Interest  Rate (as if no  Minimum
Interest Rate were in effect) then the interest rate on such Interest Reset Date shall be the Minimum Interest Rate. Notwithstanding anything to the contrary contained herein, if the Notes are designated on the face hereof as Floating
Rate Notes, the interest rate on Notes shall not exceed the maximum interest rate permitted by applicable law.

     All determinations of interest by the Calculation Agent designated on the face hereof will, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of the Notes and neither the Indenture
Trustee nor the Calculation Agent shall have any liability to the Holder of the Notes in respect of any determination, calculation, quote or rate made or provided by the Calculation Agent. Upon request of the Holder of the Notes, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest
Reset Date with respect to the Notes. If the Calculation Agent is incapable or unwilling to act as such or if the Calculation Agent fails duly to establish the interest rate for any interest accrual period or to calculate the interest amount or any other requirements, the Trust will appoint a successor to act as such in its place. The Calculation Agent may not resign its duties until a successor has been appointed and such successor has accepted its appointment.

     Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on the Notes on and after the first Interest Reset Date shall be the interest rate determined in accordance

                                       8

with the provisions of the heading below which has been designated as the Interest Rate Basis on the face hereof (the "Interest Rate Basis"), the base rate, plus or minus the Spread, if any, specified on the face hereof and/or multiplied by the Spread Multiplier, if any, specified on the face hereof.

     (A) CD Rate Notes. If the Interest Rate Basis is the CD Rate, the Notes shall be deemed to be "CD Rate Notes." CD Rate Notes will bear interest at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any. The Calculation Agent will determine the CD Rate on each Interest Determination Date. The
          Interest Determination Date is the second Business Day preceding the related Interest Reset Date.

               "CD  Rate"  means:  (1)  the  rate  on  the  particular  Interest
               Determination   Date  for   negotiable   United   States   dollar
               certificates  of deposit having the Index  Maturity  specified on the face hereof as  published  in  H.15(519)  (as defined  below)
               under the caption "CDs  (secondary  market)";  or (2) if the rate referred to in clause (1) is not so published  by 3:00 P.M.,  New
               York City time, on the related  Calculation Date, the rate on the particular  Interest  Determination  Date for  negotiable  United
               States dollar  certificates  of deposit of the  particular  Index
               Maturity as published in the H.15 Daily Update (as defined below)
               or other  recognized  electronic  source  used for the purpose of displaying the applicable  rate under the heading "CDs (secondary market)"; or (3) if the rate referred to in clause (2) is not yet published  in either  H.15(519)  or the H.15 Daily Update by 3:00
               P.M., New York City time, on the related  Calculation  Date, then the  CD  Rate  will  be  the  rate  on  the  particular  Interest
               Determination  Date  calculated by the  Calculation  Agent as the arithmetic mean of the secondary market offered rates as of 10:00
               A.M., New York City time on that Interest  Determination  Date of three leading nonbank dealers in negotiable  United States dollar certificates  of  deposit  in The  City of New  York  (which  may
               include  the  Agents  or  their   affiliates)   selected  by  the
               Calculation   Agent   for   negotiable   United   States   dollar
               certificates of deposit of major United States money market banks for  negotiable  United  States  certificates  of deposit  with a remaining maturity closest to the particular Index Maturity in an amount that is  representative  for a single  transaction in that market at that time;  or (4) if the  dealers so  selected  by the
               Calculation Agent are not quoting as mentioned in clause (3), the
               CD Rate in effect on the particular Interest  Determination Date;
               provided that if no CD Rate is then in effect,  the interest rate that will be effective as of the next Interest Reset Date will be the Initial Interest Rate.

               "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

               "H.15  Daily   Update"  means  the  daily  update  of  H.15(519),
               available  through  the  word-wide-web   site  of  the  Board  of
               Governors     of    the     Federal     Reserve     System     at
               http://www.federalreserve.gov/releases/H15/update,     or     any
               successor site or publication.

     (B) CMT Rate Notes. If the Interest Basis is the CMT Rate, the Notes shall be deemed to be "CMT Rate Notes." CMT Rate Notes will bear interest at the interest rate calculated with reference to the CMT Rate and the Spread or Spread Multiplier, if any. The Calculation Agent will determine the CMT Rate on each applicable Interest Determination Date.
          The applicable Interest Determination Date is the second Business Day preceding the Interest Reset Date.

               "CMT Rate"  means:  (1) if CMT  Moneyline  Telerate  Page 7051 is specified on the face  hereof:  (a) the  percentage  equal to the
               yield  for  United  States   Treasury   securities  at  "constant
               maturity" having the Index Maturity  specified on the face hereof as published in H.15(519)  under the caption  "Treasury  Constant
               Maturities",  as the yield is displayed on Moneyline Telerate (or any  successor  service)  on page 7051 (or any other  page as may replace the specified page on that service)  ("Moneyline Telerate
               Page 7051"), for the particular  Interest  Determination Date; or
               (b) if the rate  referred  to in clause (a) does not so appear on
               Moneyline  Telerate Page 7051, the percentage  equal to the yield for United  States  Treasury  securities  at "constant  maturity"
               having  the  particular  Index  Maturity  and for the  particular
               Interest  Determination  Date as published in H.15(519) under the

                                       9

               caption  "Treasury  Constant  Maturities";  or (c)  if  the  rate referred  to in clause (b) does not so appear in  H.15(519),  the rate on the particular Interest Determination Date for the period of the  particular  Index  Maturity as may then be  published  by either the  Federal  Reserve  System  Board of  Governors  or the
               United States  Department  of the Treasury  that the  Calculation
               Agent  determines  to be  comparable  to  the  rate  which  would otherwise  have been  published in H.15(519);  or (d) if the rate referred  to in clause (c) is not so  published,  the rate on the
               particular   Interest   Determination   Date  calculated  by  the
               Calculation  Agent as a yield to maturity based on the arithmetic mean of the  secondary  market bid prices at  approximately  3:30
               P.M., New York City time, on that Interest  Determination Date of three leading primary United States government securities dealers in The City of New York  (which may  include  the Agents or their
               affiliates)  (each,  a  "Reference  Dealer"),   selected  by  the
               Calculation  Agent from five  Reference  Dealers  selected by the
               Calculation Agent and eliminating the highest  quotation,  or, in the  event  of  equality,  one of the  highest,  and  the  lowest quotation  or, in the event of equality,  one of the lowest,  for
               United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year  shorter  than that  Index  Maturity  and in a principal amount that is representative  for a single transaction in the  securities  in that market at that time;  or (e) if fewer than five but more than two of the prices  referred  to in clause
               (d)  are  provided  as  requested,  the  rate  on the  particular
               Interest  Determination  Date calculated by the Calculation Agent based  on the  arithmetic  mean of the bid  prices  obtained  and neither  the highest  nor the lowest of the  quotations  shall be eliminated;  or (f) if fewer than  three  prices  referred  to in clause (d) are provided as requested,  the rate on the particular
               Interest  Determination  Date calculated by the Calculation Agent as a  yield  to  maturity  based  on the  arithmetic  mean of the secondary  market bid prices as of  approximately  3:30 P.M., New
               York City  time,  on that  Interest  Determination  Date of three
               Reference  Dealers  selected by the  Calculation  Agent from five
               Reference   Dealers   selected  by  the  Calculation   Agent  and
               eliminating  the highest  quotation or, in the event of equality, one of the highest and the lowest  quotation  or, in the event of
               equality,   one  of  the  lowest,   for  United  States  Treasury
               securities with an original  maturity greater than the particular
               Index  Maturity,  a remaining  term to  maturity  closest to that
               Index Maturity and in a principal  amount that is  representative for a single transaction in the securities in that market at that time; or (g) if fewer than five but more than two prices referred to in  clause  (f) are  provided  as  requested,  the rate on the
               particular   Interest   Determination   Date  calculated  by  the
               Calculation  Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or (h) if fewer than three prices referred to in clause (f) are provided as  requested,  the CMT Rate in effect on the particular  Interest  Determination Date; provided that if no CMT Rate is then in  effect,  the  interest  rate that will be effective as of the next Interest  Reset Date will be the Initial
               Interest  Rate;  (2) if  CMT  Moneyline  Telerate  Page  7052  is
               specified on the face  hereof:  (a) the  percentage  equal to the one-week or one-month,  as specified on the face hereof,  average
               yield  for  United  States   Treasury   securities  at  "constant
               maturity" having the Index Maturity  specified on the face hereof as published in H.15(519) opposite the caption "Treasury Constant
               Maturities",  as the yield is displayed on Moneyline Telerate (or any  successor  service)  (on page 7052 or any other  page as may replace the specified page on that service)  ("Moneyline Telerate
               Page  7052"),  for  the  week  or  month,  as  applicable,  ended immediately preceding the week or month, as applicable,  in which the particular  Interest  Determination Date falls; or (b) if the rate  referred  to in clause (a) does not so appear on  Moneyline
               Telerate  Page 7052,  the  percentage  equal to the  one-week  or one-month,  as specified on the face  hereof,  average  yield for
               United States Treasury  securities at "constant  maturity" having the  particular  Index  Maturity  and for the week or  month,  as applicable,  preceding the particular Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant
               Maturities";  or (c) if the rate  referred  to in clause (b) does not so  appear  in  H.15(519),  the  one-week  or  one-month,  as specified on the face  hereof,  average  yield for United  States
               Treasury  securities at "constant maturity" having the particular
               Index Maturity as otherwise announced by the Federal Reserve Bank of  New  York  for  the  week  or  month,  as  applicable,  ended

                                       10

               immediately preceding the week or month, as applicable,  in which the particular  Interest  Determination Date falls; or (d) if the rate referred to in clause (c) is not so  published,  the rate on the  particular  Interest  Determination  Date  calculated by the
               Calculation  Agent as a yield to maturity based on the arithmetic mean of the  secondary  market bid prices at  approximately  3:30
               P.M., New York City time, on that Interest  Determination Date of three Reference  Dealers  selected by the Calculation  Agent from five  Reference  Dealers  selected by the  Calculation  Agent and eliminating the highest quotation,  or, in the event of equality, one of the highest,  and the lowest quotation or, in the event of
               equality,   one  of  the  lowest,   for  United  States  Treasury
               securities  with an  original  maturity  equal to the  particular
               Index  Maturity,  a  remaining  term to maturity no more than one year shorter than that Index  Maturity and in a principal  amount that is representative for a single transaction in the securities in that  market at that time;  or (e) if fewer than five but more than two of the prices  referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation  Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or (f) if fewer than three prices  referred to in clause (d) are provided as requested,  the rate on the particular Interest  Determination Date calculated by the  Calculation  Agent  as a  yield  to  maturity  based  on the arithmetic  mean  of  the  secondary  market  bid  prices  as  of approximately  3:30 P.M.,  New York City time,  on that  Interest
               Determination  Date of three  Reference  Dealers  selected by the
               Calculation  Agent from five  Reference  Dealers  selected by the
               Calculation  Agent and eliminating  the highest  quotation or, in the  event  of  equality,  one  of the  highest  and  the  lowest quotation  or, in the event of equality,  one of the lowest,  for
               United  States  Treasury  securities  with an  original  maturity greater than the particular  Index Maturity,  a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that  market at the time;  or (g) if fewer  than five but more than  two  prices  referred  to in  clause  (f) are  provided  as requested, the rate on the particular Interest Determination Date calculated by the Calculation  Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated;  or (h) if fewer than three prices  referred to in clause (f) are provided as requested,  the
               CMT Rate in effect on that Interest  Determination Date; provided that if no CMT Rate is then in  effect,  the  interest  rate that will be effective as of the next Interest  Reset Date will be the
               Initial Interest Rate.

               If two United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States
               Treasury security with the shorter original remaining term to maturity will be used.

     (C)  Commercial  Paper  Rate  Notes.  If the  Interest  Rate  Basis  is the
          Commercial  Paper Rate,  the Notes  shall be deemed to be  "Commercial
          Paper Rate Notes."  Commercial Paper Rate Notes will bear interest for each  Interest  Reset  Date  at  the  interest  rate  calculated  with reference  to the  Commercial  Paper  Rate and the  Spread  or  Spread
          Multiplier,   if  any.  The  Calculation   Agent  will  determine  the
          Commercial Paper Rate on each applicable Interest  Determination Date.
          The Interest  Determination  Date is the second Business Day preceding the related Interest Reset Date.

               "Commercial  Paper  Rate"  means:  (1)  the  Money  Market  Yield
               (calculated  as described  below) on the  Interest  Determination
               Date of the rate for commercial paper having the applicable Index
               Maturity as such rate is published in H.15(519) under the heading
               "Commercial Paper--Nonfinancial";  or (2) if the rate referred to in clause (1) is not published by 3:00 P.M.,  New York City time, on the Calculation Date pertaining to such Interest Determination
               Date,  then the  Commercial  Paper Rate shall be the Money Market
               Yield on the particular  Interest  Determination Date of the rate for  commercial  paper having the  particular  Index  Maturity as
               published  on  H.15  Daily   Update  or  such  other   recognized
               electronic   source  used  for  the  purpose  of  displaying  the
               applicable     rate,     under    the     caption     "Commercial
               Paper--Nonfinancial";  or (3) if the rate  referred  to in clause
               (2) is not  published  by 3:00 P.M.,  New York City time,  on the
               Calculation Date, then the Commercial Paper Rate as calculated by

                                       11

               the  Calculation  Agent  shall be the Money  Market  Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M.,
               New York City time, on that Interest  Determination Date of three leading dealers of United States dollar  commercial  paper in The
               City  of  New  York  (which  may  include  the  Agents  or  their affiliates)  selected  by the  Calculation  Agent for  commercial paper having the particular  Index Maturity placed for industrial issuers  whose bond  rating is "Aa" by Moody's or the  equivalent
               from   another   nationally    recognized    statistical   rating
               organization;   or  (4)  if  the   dealers  so  selected  by  the
               Calculation  Agent are not rates as  mentioned in clause (3), the
               Commercial  Paper  Rate  in  effect  on the  particular  Interest
               Determination  Date; provided that if no Commercial Paper Rate is then in effect,  the  interest  rate that will be effective as of the next Interest Reset Date will be the Initial Interest Rate.

               "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                 Money Market Yield =      D x 360       x 100
                                       ------------------
                                         360 - (D x M)

               where "D" refers to the per annum rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the applicable
               Interest Period.

     (D)  Constant  Maturity  Swap  Rate  Notes.  If the  Interest  Basis is the
          Constant Maturity Swap Rate, the Notes shall be deemed to be "Constant
          Maturity Swap Rate Notes." Constant Maturity Swap Rate Notes will bear interest at the interest rate calculated with reference to the Constant Maturity Swap Rate and the Spread or Spread Multiplier, if any. The Calculation Agent will determine the Constant Maturity Swap
          Rate on each  applicable  Interest  Determination  Date.  The Interest
          Determination Date is the second U.S.  Government  Securities Business
          Day (as defined  below)  preceding  the related  Interest  Reset Date;
          provided, however, that if, after attempting to determine the Constant
          Maturity Swap Rate (as described below), such rate is not determinable for a particular Interest Determination Date (the "Original Interest
          Determination Date"), then such Interest Determination Date shall be the first U.S. Government Securities Business Day preceding the
          Original Interest  Determination  Date for which the Constant Maturity
          Swap Rate can be determined as described below.

               "Constant Maturity Swap Rate" means: (1) the rate for U.S. Dollar swaps with the designated maturity specified on the face hereof, expressed as a percentage, which appears on the Reuters Screen
               ISDAFIX1 Page as of 11:00 A.M., New York City time, on the particular Interest Determination Date; or (2) if the rate referred to in clause (1) does not appear on the Reuters Screen
               ISDAFIX1 Page by 2:00 P.M.,  New York City time, on such Interest
               Determination Date, a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by the Reference Banks (as defined below) as of approximately 11:00
               A.M., New York City time, on such Interest Determination Date, and, for this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating
               U.S. Dollar interest rate swap transaction with a term equal to the designated maturity specified in the face hereof commencing on the Interest Reset Date and in a Representative Amount (as defined below) with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to USD-LIBOR-BBA with a designated maturity specified on the face hereof. The Calculation Agent will request the principal New York City office of each of the Reference Banks to provide a quotation of its rate. If at least three quotations are provided, the rate for that Interest
               Determination Date will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

                                       12

               "U.S. Government Securities Business Day" means any day except for Saturday, Sunday, or a day on which The Bond Market
               Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

               "Representative Amount" means an amount that is representative for a single transaction in the relevant market at the relevant time.

               "Reference  Banks" mean five leading swap dealers in the New York
               City interbank market, selected by the Calculation Agent, after consultation with Allstate Life Insurance Company ("Allstate
               Life").

     (E) Eleventh District Cost of Funds Rate Notes. If the Interest Basis is the Eleventh District Costs of Funds Rate, the Notes shall be deemed to be "Eleventh District Cost of Funds Rate Notes." Eleventh District
          Cost of Funds Notes will bear interest at the interest rate calculated with reference to the Eleventh District Cost of Funds Rate and the Spread or Spread Multiplier, if any. The Calculation Agent will determine the Eleventh District Cost of Rate on each applicable
          Interest  Determination  Date. The applicable  Interest  Determination
          Date is the last working day of the month immediately preceding the related Interest Reset Date on which the Federal Home Loan Bank of San
          Francisco publishes the Eleventh District Index (as defined below).

               The "Eleventh District Cost of Funds Rate" means: (1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular Interest Determination Date falls as set forth under the caption "11th District" on the display on Moneyline Telerate
               (or any successor service) on page 7058 (or any other page as may replace the specified page on that service) ("Moneyline Telerate
               Page  7058")  as of  11:00  A.M.,  San  Francisco  time,  on that
               Interest Determination Date; or (2) if the rate referred to in clause (1) does not so appear on Moneyline Telerate Page 7058, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Eleventh District Index") by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Interest
               Determination  Date;  or (3) if the Federal Home Loan Bank of San
               Francisco fails to announce the Eleventh District Index on or prior to the particular Interest Determination Date for the calendar month immediately preceding that Interest Determination
               Date, the Eleventh District Cost of Funds Rate in effect on the particular Interest Determination Date; provided that if no Eleventh District Cost of Funds Rate is then in effect, the interest rate that will be effective as of the next Interest
               Reset Date will be the Initial Interest Rate.

     (F)  Federal  Funds Open Rate Notes.  If the Interest  Basis is the Federal
          Funds Open Rate,  the Notes shall be deemed to be "Federal  Funds Open
          Rate Notes." Federal Funds Open Rate Notes will bear interest at the interest rate calculated with reference to the Federal Funds Open Rate and the Spread or Spread Multiplier, if any. The Calculation Agent will determine the Federal Funds Open Rate on each applicable Interest
          Determination  Date.  The Interest  Determination  Date is the related
          Interest Reset Date.

               "Federal  Funds Open Rate" means the rate set forth on  Moneyline
               Telerate Page 5 for an Interest Reset Date underneath the caption
               "FEDERAL FUNDS" in the row titled "OPEN". If the rate is not available for an Interest Reset Date, the rate for that Interest
               Reset Date shall be the Federal Funds Rate as determined below.

                                       13

     (G)  Federal  Funds Rate Notes.  If the Interest  Rate Basis is the Federal
          Funds  Rate,  the  Notes  shall be deemed to be  "Federal  Funds  Rate
          Notes."  Federal Funds Rate Notes will bear interest for each Interest
          Reset Date at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any. The
          Calculation Agent will determine the Federal Funds Rate on each applicable Interest Determination Date. The Interest Determination
          Date is the Business Day  immediately  preceding the related  Interest
          Reset Date.

               "Federal  Funds  Rate"  means:  (1) the  rate  on the  particular
               Interest  Determination  Date for United  States  dollar  federal funds as published in H.15(519) under the caption  "Federal Funds
               (Effective)"   and  displayed  on  Moneyline   Telerate  (or  any
               successor  service) on page 120 (or any other page as may replace the  specified  page on that service)  ("Moneyline  Telerate Page
               120");  or (2) if the rate  referred to in clause (1) does not so appear on Moneyline  Telerate  Page 120 or is not so published by
               3:00 P.M., New York City time, on the related  Calculation  Date, the rate on the particular Interest Determination Date for United
               States dollar federal funds as published in H.15 Daily Update, or such other recognized  electronic  source used for the purpose of displaying the applicable  rate, under the caption "Federal Funds
               (Effective)"; or (3) if the rate referred to in clause (2) is not so  published  by 3:00 P.M.,  New York City time,  on the related
               Calculation   Date,   the   rate  on  the   particular   Interest
               Determination  Date  calculated by the  Calculation  Agent as the arithmetic  mean  of  the  rates  for  the  last  transaction  in overnight  United States dollar  federal funds  arranged by three
               leading   brokers  of  United   States   dollar   federal   funds
               transactions  in The  City of New York  (which  may  include  the
               Agents or their  affiliates),  selected by the Calculation  Agent prior to 9:00  A.M.,  New York City  time,  on the  business  day following that Interest Determination Date; or (4) if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular
               Interest  Determination  Date;  provided that if no Federal Funds
               Rate is then in effect,  the interest rate that will be effective as of the next Interest  Reset Date will be the Initial  Interest
               Rate..

     (H) LIBOR Notes. If the Interest Rate Basis is LIBOR (as defined below), the Notes shall be deemed to be "LIBOR Notes." LIBOR Notes will bear interest for each Interest Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any. On each applicable Interest Determination Date the Calculation Agent will determine LIBOR. The applicable Interest Determination Date is the second London Banking Day preceding the related Interest Reset Date.

               LIBOR means:  (1) if "LIBOR  Moneyline  Telerate" is specified on the  face  hereof  or  if  neither  "LIBOR  Reuters"  nor  "LIBOR
               Moneyline Telerate" is specified on the face hereof as the method for  calculating  LIBOR,  the  rate  for  deposits  in the  LIBOR
               Currency (as defined below) having the Index  Maturity  specified on the face  hereof,  commencing  on the related  Interest  Reset
               Date,  that  appears on the LIBOR Page (as  defined  below) as of
               11:00 A.M., London time, on the particular Interest Determination
               Date; or (2) if "LIBOR  Reuters" is specified on the face hereof, the  arithmetic  mean of the  offered  rates,  calculated  by the
               Calculation  Agent, or the offered rate, if the LIBOR Page by its terms  provides only for a single rate, for deposits in the LIBOR
               Currency having the particular Index Maturity,  commencing on the related Interest Reset Date, that appear or appears,  as the case may be, on the LIBOR Page as of 11:00 A.M.,  London time,  on the particular Interest  Determination Date; or (3) if fewer than two offered rates appear, or no rate appears,  as the case may be, on the particular  Interest  Determination Date on the LIBOR Page as
               specified  in  clause  (1)  or  (2),  as  applicable,   the  rate
               calculated  by the  Calculation  Agent  of at least  two  offered quotations obtained by the Calculation Agent after requesting the principal  London offices of each of four major  reference  banks
               (which  may  include  affiliates  of the  Agents),  in the London interbank  market  to  provide  the  Calculation  Agent  with its offered  quotation  for  deposits in the LIBOR  Currency  for the period  of  the  particular  Index  Maturity,  commencing  on the related  Interest  Reset  Date,  to  prime  banks  in the  London interbank  market at  approximately  11:00 A.M.,  London time, on that Interest  Determination  Date and in a principal amount that is representative  for a single transaction in the LIBOR
                                       14

               Currency in that market at that time; or (4) if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular
               Interest Determination Date by three major banks (which may include affiliates of the Agents), in that Principal Financial
               Center selected by the  Calculation  Agent for loans in the LIBOR
               Currency to leading  European banks,  having the particular Index
               Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or (5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular Interest Determination Date; provided that if no LIBOR is then in effect, the interest rate that will be effective as of the next Interest Reset Date will be the Initial Interest
               Rate.

               "LIBOR Currency" means the currency specified on the face hereof as to which LIBOR shall be calculated or, if no currency is specified on the face hereof, United States dollars.

               "LIBOR Page" means either: (1) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates
               Service (or any successor service) on the page specified on the face hereof (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or (2) if "LIBOR Moneyline
               Telerate"  is  specified  on the face  hereof or  neither  "LIBOR
               Reuters" nor "LIBOR Moneyline Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on Moneyline Telerate (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

               "London Banking Day" means a day on which commercial banks are open for business (including dealings in the LIBOR Currency) in London.

     (I) EURIBOR Notes. If the Interest Rate Basis is EURIBOR (as defined below), the Notes shall be deemed to be "EURIBOR Notes." EURIBOR Notes will bear interest at the rates (calculated with references to the European inter-bank offered rate for deposits in Euro, or "EURIBOR", and the Spread and/or Spread Multiplier, if any) specified on the face hereof.

               "EURIBOR" means, with respect to any Interest  Determination Date relating to EURIBOR Notes or Notes that bear interest at floating rates for which the interest rate is determined with reference to
               EURIBOR (a "EURIBOR Interest  Determination  Date"), the rate for deposits in Euros as sponsored,  calculated and published jointly by the European Banking  Federation and ACI--The Financial Market
               Association, or any company established by the joint sponsors for purposes of compiling  and  publishing  those  rates,  having the
               Index  Maturity  specified on the face hereof,  commencing on the applicable  Interest Reset Date, as the rate appears on Moneyline
               Telerate,  Inc.,  or any successor  service,  on page 248 (or any other page as may replace  that  specified  page on the  service)
               ("Moneyline  Telerate Page 248") as of 11:00 A.M., Brussels time, on the applicable  EURIBOR Interest  Determination  Date. If such rate does not appear on Moneyline Telerate Page 248, or is not so published by 11:00 A.M., Brussels time, on the applicable EURIBOR
               Interest  Determination Date, such rate will be calculated by the
               Calculation Agent and will be the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal  Euro-zone  (as  defined  below)  offices of four major
               banks  in  the   Euro-zone   interbank   market  to  provide  the
               Calculation  Agent with its  offered  quotation  for  deposits in
               Euros for the period of the Index Maturity  specified on the face hereof,  commencing  on the  applicable  Interest  Reset Date, to prime banks in the Euro-zone  interbank  market at  approximately
               11:00 A.M.,  Brussels  time, on the applicable  EURIBOR  Interest
               Determination  Date and in a  principal  amount not less than the equivalent  of $1 million in Euros that is  representative  for a

                                       15

               single transaction in Euro in the market at that time. If fewer than two such quotations are so provided, the rate on the applicable EURIBOR Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date by four major banks in the Euro-zone for loans in Euro to leading European banks, having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date and in a principal amount not less than the equivalent of $1 million in Euros that is representative for a single transaction in Euros in the market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned above, EURIBOR will be EURIBOR in effect on the applicable EURIBOR Interest Determination Date; provided that if no EURIBOR is then in effect, the interest rate that will be effective as of the next Interest Reset Date will be the Initial
               Interest Rate.

               "Euro-zone"  means the region  comprised of member  states of the
               European   Union  that  have  adopted  the  single   currency  in
               accordance with the Treaty  Establishing the European  Community, as amended by the Treaty on European Union.

     (J)  Prime Rate Notes.  If the Interest  Rate Basis is the Prime Rate,  the
          Notes shall be deemed to be "Prime Rate Notes." Prime Rate Notes will bear interest for each Interest Reset Date calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any, subject to the Minimum Interest Rate and/or Maximum Interest Rate, if any, specified on the face hereof. The Calculation Agent will determine the Prime Rate for each Interest Reset Date on each applicable Interest
          Determination  Date. The Interest  Determination  Date is the Business
          Day immediately preceding the related Interest Reset Date.

               "Prime  Rate"  means:  (1) the  rate on the  particular  Interest
               Determination  Date as published  in H.15(519)  under the caption
               "Bank Prime Loan";  or (2) if the rate  referred to in clause (1)
               is not so  published  by 3:00 P.M.,  New York City  time,  on the related  Calculation  Date, the rate on the  particular  Interest
               Determination  Date as  published in H.15 Daily  Update,  or such other  recognized  electronic  source  used  for the  purpose  of displaying  the  applicable  rate,  under the caption "Bank Prime
               Loan";  or (3) if the rate  referred  to in clause  (2) is not so published  by 3:00  P.M.,  New York  City  time,  on the  related
               Calculation   Date,   the   rate  on  the   particular   Interest
               Determination  Date  calculated by the  Calculation  Agent as the arithmetic  mean of the rates of interest  publicly  announced by each bank that appears on the Reuters  Screen US PRIME 1 Page (as defined  below)  as the  applicable  bank's  prime  rate  or base lending  rate as of 11:00  A.M.,  New  York  City  time,  on that
               Interest  Determination  Date;  or (4) if fewer  than four  rates referred to in clause (3) are so published by 3:00 P.M., New York
               City  time,  on the  related  Calculation  Date,  the rate on the
               particular   Interest   Determination   Date  calculated  by  the
               Calculation  Agent as the  arithmetic  mean of the prime rates or base lending  rates  quoted on the basis of the actual  number of days in the year  divided  by a  360-day  year as of the close of business on that Interest Determination Date by three major banks
               (which may include  affiliates  of the Agents) in The City of New
               York selected by the  Calculation  Agent;  or (5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the  particular  Interest
               Determination  Date;  provided  that if no Prime  Rate is then in effect,  the interest  rate that will be effective as of the next
               Interest Reset Date will be the Initial  Interest Rate.  "Reuters
               Screen US PRIME 1 Page" means the  display on the Reuter  Monitor
               Money Rates Service (or any  successor  service) on the "US PRIME
               1" page  (or any  other  page as may  replace  that  page on that service)  for the  purpose  of  displaying  prime  rates  or base lending rates of major United States banks.

     (K) Treasury Rate Notes. If the Interest Rate Basis is the Treasury Rate, the Notes shall be deemed to be "Treasury Rate Notes." Treasury Rate
          Notes will bear interest for each Interest Reset Date at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any. The Calculation Agent will determine the Treasury Rate on each Treasury Rate Determination Date (as defined below).

                                       16

               "Treasury Rate" means:  (1) the rate from the auction held on the
               Treasury  Rate  Interest  Determination  Date (the  "Auction") of
               direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof under the caption
               "INVESTMENT  RATE" on the display on  Moneyline  Telerate (or any successor  service)  on page 56 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 56") or page
               57 (or any other page as may replace  that page on that  service)
               ("Moneyline Telerate Page 57"); or (2) if the rate referred to in clause (1) is not so published by 3:00 P.M.,  New York City time, on the related  Calculation  Date, the Bond Equivalent  Yield (as defined below) of the rate for the  applicable  Treasury Bills as published in H.15 Daily Update, or another recognized  electronic source used for the purpose of displaying  the  applicable  rate,
               under   the   caption   "U.S.   Government    Securities/Treasury
               Bills/Auction High"; or (3) if the rate referred to in clause (2)
               is not so  published  by 3:00 P.M.,  New York City  time,  on the related  Calculation  Date,  the  Bond  Equivalent  Yield  of the
               auction rate of the applicable Treasury Bills as announced by the
               United  States  Department  of the  Treasury;  or (4) if the rate referred  to in  clause  (3) is not so  announced  by the  United
               States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular  Interest
               Determination Date of the applicable  Treasury Bills as published
               in    H.15(519)    under    the    caption    "U.S.    Government
               Securities/Treasury  Bills/Secondary  Market"; or (5) if the rate referred to in clause (4) is not so published  by 3:00 P.M.,  New
               York City time, on the related  Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury
               Bills as published in H.15 Daily  Update,  or another  recognized
               electronic   source  used  for  the  purpose  of  displaying  the
               applicable   rate,    under   the   caption   "U.S.    Government
               Securities/Treasury  Bills/Secondary  Market"; or (6) if the rate referred to in clause (5) is not so published  by 3:00 P.M.,  New
               York City time, on the related  Calculation Date, the rate on the
               particular   Interest   Determination   Date  calculated  by  the
               Calculation  Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately  3:30
               P.M., New York City time, on that Interest Determination Date, of three primary United States government  securities dealers (which may  include  the  Agents or their  affiliates)  selected  by the
               Calculation  Agent,  for  the  issue  of  Treasury  Bills  with a remaining maturity closest to the Index Maturity specified on the face hereof; or (7) if the dealers so selected by the Calculation
               Agent are not quoting as  mentioned  in clause (6),  the Treasury
               Rate in effect on the  particular  Interest  Determination  Date;
               provided that if no Treasury Rate is then in effect, the interest rate that will be  effective as of the next  Interest  Reset Date will be the Initial Interest Rate.

               "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                   Bond Equivalent Yield =         D x N          x 100
                                            ----------------------
                                                360 - (D x M)

               where "D" refers to the  applicable  per annum rate for  Treasury
               Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Period.

               The "Treasury  Rate  Determination  Date" for each Interest Reset
               Date  means  the day in the week in which  the  related  Interest
               Reset Date falls on which day Treasury Bills are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday);
               provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest
               Determination Date will be the preceding Friday.

                                       17

     (L)  Regular  Floating  Rate  Notes.  Unless  the Notes are  designated  as
          Floating Rate/Fixed Rate Notes or Inverse Floating Rate Notes, or as having an Addendum attached or having other/additional provisions apply, in each case relating to a different interest rate formula, such Notes that bear interest at floating rates will be Regular
          Floating Rate Notes and will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable
          Spread  Multiplier,  if any.  Commencing on the first  Interest  Reset
          Date, as specified on the face hereof, the rate at which interest on Regular Floating Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first
          Interest Reset Date will be the Initial Interest Rate.

     (M)  Floating  Rate/Fixed  Rate  Notes.  If the  Notes  are  designated  as
          "Floating Rate/Fixed Rate Notes" on the face hereof, such Notes that bear interest at floating rates will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any. Commencing on the first Interest
          Reset Date,  the rate at which  interest on Floating  Rate/Fixed  Rate
          Notes  is  payable  will be  reset  as of each  Interest  Reset  Date;
          provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate, as specified on the face hereof; and the interest rate in effect commencing on the Fixed Rate Commencement Date will be the Fixed Interest Rate, if specified on the face hereof, or, if not so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

     (N)  Inverse  Floating Rate Notes.  If the Notes are designated as "Inverse
          Floating Rate Notes" on the face hereof, the Inverse Floating Rate shall be equal to the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable
          Spread Multiplier, if any; provided, however, that interest on Inverse
          Floating Rate Notes will not be less than zero. Commencing on the first Interest Reset Date, the rate at which interest on Inverse
          Floating Rate Notes is payable will be reset as of each Interest Reset
          Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset
          Date will be the Initial Interest Rate.

     SECTION 4. Optional Redemption. Except in the case of Discount Notes, if an
Initial  Redemption  Date is specified on the face hereof,  the Trust may redeem the Notes prior to the Stated Maturity Date at its option on any Business Day on or after the  Initial  Redemption  Date in whole or from time to time in part in
increments  of  $1,000  or  any  other   integral   multiple  of  an  authorized
denomination specified on the face hereof (provided that any remaining principal amount  of the  Notes  shall be at least  $1,000  or  other  minimum  authorized denomination applicable thereto), at the applicable Redemption Price (as defined below),  together  with unpaid  interest  accrued on the Notes,  any  Additional
Amounts  and  other  amounts  payable  with  respect  thereto  to  the  date  of redemption. The Trust must give written notice to the Holders of the Notes to be redeemed at its option not more than 60 nor less than 30 calendar  days prior to the date of redemption.  "Redemption Price" means an amount equal to the Initial
Redemption  Percentage  specified  on the face hereof (as adjusted by the Annual
Redemption  Percentage  Reduction,  if  applicable)  multiplied  by  the  unpaid principal  amount of Notes  represented by this Note Certificate to be redeemed.
The Initial Redemption Percentage,  if any, shall decline at each anniversary of the  Initial  Redemption  Date  by an  amount  equal  to the  applicable  Annual
Redemption Percentage Reduction,  if any, until the Redemption Price is equal to
100% of the unpaid amount thereof to be redeemed.

     SECTION 5. Sinking Funds and Amortizing Notes. Unless otherwise specified on the face hereof or unless the Notes are Amortizing Notes, the Notes will not be subject to any sinking fund. If it is specified on the face hereof that the Notes are Amortizing Notes, the Trust will make payments combining principal and interest on the dates and in the amounts set forth in the table appearing in
SCHEDULE  I,  attached  to this Note  Certificate.  If the Notes are  Amortizing
Notes, payments made on the Notes will be applied first to interest due and payable on each such payment date and then to the reduction of the unpaid principal amount.

     SECTION 6. Optional Repayment. If so specified on the face hereof, the Notes will be subject to repayment by the Trust at the option of the Holder of the Notes on the Optional Repayment Date(s) specified on the face hereof, in whole or in part in increments of U.S.$1,000 (provided that any remaining

                                       18

principal amount of the Notes shall be at least U.S.$1,000), at a repayment price equal to 100% of the unpaid principal amount of the Notes to be repaid, together with unpaid interest accrued thereon to the Repayment Date (as defined below). For the Notes to be so repaid, the Indenture Trustee must receive at its corporate trust office not more than 60 nor less than 30 calendar days prior to the applicable Optional Repayment Date, a properly completed Option to Elect
Repayment form, which is attached hereto as Annex A, forwarded by the Holder hereof. Exercise of such repayment option shall be irrevocable. As used herein, the term "Repayment Date" shall mean the date fixed for repayment in accordance with the repayment provisions specified above.

     SECTION  7.  Modifications  and  Amendments.  Sections9.1  and  9.2  of the
Standard Indenture Terms contain provisions permitting the Trust and the Indenture Trustee (1) without the consent of any Holder, to execute Supplemental
Indentures for limited purposes and take other actions set forth in the Standard
Indenture Terms, and (2) with the consent of the Holders of not less than 66(2)/3% in aggregate principal amount of Notes at the time outstanding, evidenced as in the Standard Indenture Terms, to execute Supplemental Indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any Supplemental Indenture or modifying in any manner the rights of the Holders of the Notes subject to specified limitations.

     SECTION 8. Obligations Unconditional. No reference herein to the Indenture or the Standard Indenture Terms and no provision of the Notes or of the Indenture shall alter or impair the obligation of the Trust, which is absolute and unconditional, to pay the principal of, interest on, or any other amount due and owing with respect to, the Notes at the places, at the respective times, at the rate, and in the coin or currency, herein prescribed.

     SECTION 9. Collateral. Pursuant to the Indenture, the Trust will grant a security interest in, pledge and collaterally assign the Collateral specified on the face hereof to the Indenture Trustee on behalf of the holders of the Notes and any other person for whose benefit the Indenture Trustee is or will be holding the Collateral. The Notes will be secured by a first priority perfected security interest in the Collateral in favor of the Indenture Trustee and the other persons identified in the Standard Indenture Terms.

     SECTION  10.  Security;   Limited  Recourse.   The  Notes  are  solely  the
obligations  of the Trust,  and will not be guaranteed by any person,  including but not limited to Allstate Life,  Allstate Life Global Funding,  any Agent, the
Trust Beneficial  Owner, the Delaware  Trustee,  the Indenture Trustee or any of
their affiliates. The Trust's obligations under the Notes will be secured by all of the Trust's  rights and title in one or more Funding  Agreement(s)  issued by
Allstate Life and other rights and assets included in the applicable Collateral.
The Holder of the Notes has no direct  contractual  rights against Allstate Life under the  Funding  Agreement(s).  Under the  terms of each  Funding  Agreement, recourse  rights to Allstate Life will belong to the Trust,  its  successors and permitted assignees. The Trust has pledged,  collaterally assigned and granted a first priority  perfected  security  interest in the Collateral for the Notes to the  Indenture  Trustee  on  behalf  of the  Holders  of the Notes and the other persons  identified in the Standard  Indenture Terms.  Recourse to Allstate Life
under each Funding  Agreement will be enforceable only by the Indenture  Trustee as a  secured  party on  behalf of the  Holders  of Notes and the other  persons identified in the Standard Indenture Terms.

     SECTION 11. Events of Default. In case an Event of Default, as defined in the Standard Indenture Terms, shall have occurred and be continuing, the principal of the Notes may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture. If the Notes are Discount Notes, the amount of principal of the Notes that becomes due and payable upon such acceleration shall be equal to the amount calculated as set forth in Section 3 hereof.

     SECTION 12. Withholding; Additional Amounts; Tax Event. All amounts due in respect of the Notes will be made without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority in the United States having the power to tax payments on the Notes unless the withholding or deduction is required by law. Unless otherwise specified on the face hereof, the Trust will not pay any additional amounts ("Additional Amounts") to Holders of the Notes in the event that any withholding or deduction is so required by law, regulation or official interpretation thereof, and the imposition of a requirement to make any such withholding or deduction will not give rise to any independent right or obligation to redeem the Notes. If the Trust is required to pay Additional
Amounts pursuant to the applicable provisions of the Standard Indenture Terms and unless otherwise specified herein, the Trust shall give a notice of redemption to each Holder of the Notes to be redeemed not more than 75 days nor less than 30 days prior to the Redemption Date; provided that no such notice of redemption may be given earlier than 90 days prior to the earliest day on which

                                       19

the Trust would become obligated to pay the applicable Additional Amounts were a payment in respect of the Notes then due. Failure to give such notice to the Holder of any Note designated for redemption in whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Note or any portion thereof. "Tax
Event"  means  that the Trust  shall  have  become  required  at any time to pay
Additional Amounts or if the Trust is obligated to withhold or deduct any United
States taxes with respect to any payment under the Notes or if there is a material probability that the Trust will become obligated to withhold or deduct any such United States taxes or otherwise pay Additional Amounts (in the opinion of independent legal counsel selected by Allstate Life), in each case pursuant to any change in or amendment to any United States tax laws (or any regulations or rulings thereunder) or any change in position of the Internal Revenue Service regarding the application or interpretation thereof (including, but not limited to, Allstate Life's or the Trust's receipt of a written adjustment from the Internal Revenue Service in connection with an audit).

     SECTION 13. Listing. Unless otherwise specified on the face hereof, the Notes will not be listed on any securities exchange.

     SECTION 14. No Recourse Against Certain Persons. No recourse shall be had for the payment of the principal of or the interest on the Notes, or for any claim based hereon, or otherwise in respect thereof, or based on or in respect of the Indenture or any Supplemental Indenture, against the Nonrecourse Parties, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such personal liability being, by the acceptance of any Notes and as part of the consideration for issue of the Notes, expressly waived and released.

     SECTION  15.  Governing  Law.  Pursuant  to Section  5-1401 of the  General
Obligations Law of the State of New York, the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                                       20

                                                                 ANNEX A

                            OPTION TO ELECT REPAYMENT

         The undersigned Holder of the Notes hereby irrevocably elects to have the Trust repay the principal amount of the Notes or portion hereof at the optional repayment price in accordance with the terms of the Notes.

Date:                                                     Signature
        ---------------------------------------------     Sign exactly as name
                                                          appears on the front
                                                          of this Note
                                                          Certificate [SIGNATURE
                                                          GUARANTEED--required
                                                          only if Notes are to
                                                          be issued and
                                                          delivered to other
                                                          than the
                                                          registered Holder]

                                                          Fill in for
                                                          registration of Notes
                                                          if to be issued
                                                          otherwise than to the
                                                          registered Holder:
Principal amount to be repaid, if amount to be repaid is less than the principalamount of the Notes represented by this Note Certificate
(principal amount remaining must be an
authorized denomination)

$
 -----------------------------
                                                          Name:
                                                                      ----------------------------------------------
                                                          Address:

                                                                      ----------------------------------------------
                                                                      (Please print name and address including zip
                                                                      code)

                   Social Security or Other Taxpayer ID Number



                                      A-1

                                                                 SCHEDULE I

                               AMORTIZATION TABLE

                   Date                                   Payment

        ------------------------                      ------------------





                                      I-1
